EXHIBIT 10.6

SHARE PLEDGE AGREEMENT

in respect of the shares in
Nexeon Medsystems Belgium SPRL

between

Rosellini Scientific LLC
Nexeon Medsystems Europe S.à.r.l.

as Pledgor

and

Leonite Capital LLC

as Pledgee

Date: August 18, 2017

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TABLE OF CONTENTS

1. DEFINITIONS - INTERPRETATION		2

1.1	Definitions	2
1.2	Interpretation	3

2. PLEDGE		5

2.1	Creation of pledge	5
2.2	Undertaking to pledge	5
2.3	Form	5

3. RECORDATION AND DECLARATION		6

3.1	Recordation of Pledge	6
3.2	Declaration by the Company	6

4. SCOPE OF THE PLEDGE		7

4.1	Continuing security	7
4.2	Rights additional	7
4.3	Preservation of security	7

5. ANCILLARY RIGHTS ATTACHED TO THE SHARES		8

5.1	Voting rights	8
5.2	Cash and non-cash returns on the Shares	8
5.3	Subscription rights and contribution calls	9

6. REPRESENTATIONS AND WARRANTIES		9

6.1	Representations and warranties relating to the Pledgors	9
6.2	Representations and warranties relating to the Shares	10
6.3	Representations and warranties relating to the Pledge	10

7. COVENANTS OF THE PLEDGORS		11

7.1	Affirmative covenants	11
7.2	Negative covenants	11

8. ENFORCEMENT		11

9. APPLICATION OF PROCEEDS		13

10. DISCLAIMER		13

11. DISCHARGE OF PLEDGE		14

11.1	Release	14
11.2	Retention of security	14

12. POWER OF ATTORNEY		14

12.1	Appointment	14
12.2	Ratification	14

13. EVIDENCE OF DEBT		15

14. WAIVER		15

15. MISCELLANEOUS PROVISIONS		15

15.1	Notices	15
15.2	Costs and expenses	15

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15.4	No implied waiver	15
15.5	Severability	16
15.6	Benefit of this Agreement	16
15.7	Assignment	16
15.8	Counterparts	16
15.9	Governing law	16
15.10	Jurisdiction	16
15.11	Waiver of immunity	17

SCHEDULE 1. DECLARATION BY THE COMPANY		19

iii

THIS SHARE PLEDGE AGREEMENT is dated August 18, 2017 and is made between:

BETWEEN:

1.
Rosellini Scientific LLC, a limited liability company organized under the laws of the State of Texas, United States of America, having its seat at 2820 Lynn Dell Tool, Dallas, Texas 75143, Division of Corporations under number 46.0827294, acting as pledgor;

hereinafter referred to as the “Pledgor”, it being understood that upon the exercise of the right to purchase, granted by Rosellini Scientific LLC to the benefit of Nexeon Medsystems Europe S.à.r.l. by means of an acquisition agreement dated 10 January 2017 (the “Right to Purchase”), Nexeon Medsystems Europe S.à.r.l. shall be the legal and beneficial owner of 100% of the issued share capital of the Company (as defined below) and all references in this Agreement to Pledgor shall be deemed to be a reference to:

Nexeon Medsystems Europe S.à.r.l., a limited liability company organized under the laws of the Grand Dutchy of Luxembourg, having its registered address at 33, rue du Puits Romain, L-8070 Bertrange, registered with the Luxembourg Trade and Companies register under number B 210009,

AND

2.
Leonite Capital LLC., a limited liability company organized under the laws of the  State of Delaware, United States of America, having its seat at 1 Hillcrest Centre Drive, Suite 232, Spring Valley, New York 10977, acting as pledgee

Hereinafter referred to as Leonite Capital or as the “Pledgee”

The Pledgor and the Pledgee are hereinafter collectively referred to as the “Parties”.

WHEREAS

A.
Reference is made to a $1,120,000 Senior Secured Convertible Promissory Note issued by Nexeon Medsystems Inc. (the “Issuer”) to Leonite Capital LLC as lender, as documented by (i) that certain Securities Purchase Agreement, dated on or about the date hereof between the Issuer and the Pledgee, (ii) that certain senior secured convertible promissory note by the Issuer in favor of Pledgee, dated on or about the date hereof, and (iii) the security agreement, dated on or about the date hereof, among the Issuer and certain of its affiliates and the Pledgee, (iv) certain warrants granted by the Issuer in favor of the Pledgee, and (v) such other subscription documents as are referenced in the foregoing documents (collectively, the “Note Subscription Documents”).

B.	The Parties have agreed that the Pledgor will create the security rights purported to be created hereunder in favor of the Pledgee.

C.	The Pledgor holds all shares in the Company (as defined below), which represent 100% of its entire issued share capital.

D.	It is a condition precedent under the Note Subscription Documents that the Pledgor enters into this Agreement.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS - INTERPRETATION

1.1	Definitions

a)
Capitalized terms used in this Agreement, including the preamble and the recitals, shall have the meaning specified in the Note Subscription Documents, except where the context requires otherwise or when defined herein.

b)	In addition the following terms shall have the following meanings for the purpose of this Pledge Agreement:

Agreement	the present share pledge agreement (including its schedules).

Ancillary Rights
all rights attached to any of the Shares or the Future Shares (as the case may be), including (without limitation) dividends or redemption proceeds or any other values, securities, rights or property received in respect of such shares, and all warrants, options and other rights to subscribe for, purchase or otherwise acquire any shares in the Company.

Collateral Act
the Act of 15 December 2004 on financial collateral (Wet van 15 december 2004 betreffende financiële zekerheden/ Loi du 15 décembre 2004 relative aux sûretés financières), as amended from time to time.

Company
Nexeon Medsystems Belgium SPRL, a private limited liability company (société privée à responsabilité limitée/besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium, having its registered office at Rue du Bois Saint-Jean, 15/1, 4102 Ougrée and registered with the Crossroads Bank for Enterprises under number 0525.673.682.

Encumbrance
any mortgage, charge, pledge, lien, security interest, attachment (saisie / beslag) or similar restriction of any kind or other security interest securing any obligation of any person or any other agreement, undertaking or arrangement having a similar effect.

Enforcement Event	an Event of Default within the meaning of the Note Subscription Documents which is continuing unremedied and unwaived.

Future Shares	any shares in the Company that the Pledgor may subscribe to or otherwise acquire after the date hereof, together with the Ancillary Rights attached to such shares.

Pledge	the right of pledge (pand/gage) on shares created or expressed to be created by this Agreement.

Pledged Assets	the Shares and the Future Shares.

Shares	107,154 registered shares, in the share capital of the Company, representing 100% of the entire issued share capital of the Company, together with the Ancillary Rights attached to such shares.

Secured Obligations
any and all obligations and liabilities, whether present or future, actual or contingent, and whether incurred solely or jointly and whether as principal, guarantor or in some other capacity, owed to the Pledgee (i) by the Issuer under or in connection with the Note Subscription Documents, and (ii) by the Pledgor under or in connection with this Agreement, such obligations and liabilities to be increased by interests, commissions, fees and all other costs, charges and incidental amounts related or in connection with the foregoing.

1.2	Interpretation

a)	Unless indicated to the contrary in this Agreement, a reference to:

(i)	a provision of law shall be construed to refer to that provision as amended or re-enacted;
(ii)	a person includes its successors, transferees and assignees; and
(iii)	the plural form shall be construed to include the singular and vice versa, and words denoting one gender shall be construed to include the other.

b)	No provision of this Agreement shall be interpreted against a Party solely because that Party was responsible for drafting, or is relying on, that particular provision.

c)	English terms are used in this Agreement only to describe Belgian legal concepts, and the meaning of these words under any foreign law shall be disregarded.

d)
In respect of any jurisdiction other than Belgium, any Belgian legal concept referred to in this Agreement shall be deemed to refer in that jurisdiction to the concept that most closely approximates the Belgian legal concept.

e)	Titles and headings in this Agreement are used for convenience and reference purposes only and in no way affect the meaning, construction or interpretation of any provision of this Agreement.

f)	A reference to any "Pledged Asset" is a reference to that Pledged Asset in whole or in part and includes all rights attached to that Pledged Asset, including dependent rights and ancillary rights.

g)
A reference to "Pledge" or a "right of pledge" is, unless the context requires otherwise, a reference to a right of pledge purported to be created under this Agreement over each individual asset falling within the scope of the definition of Pledged Assets.

h)
A reference to a "Pledgee" is also a reference to any successor or assignee of the Pledgee, and a reference to the "Pledgor" is also a reference to any successor or assignee of the Pledgor and the Pledgor as successor or assignee of any other party.

i)
References to this Pledge, this Agreement, the Note Subscription Documents or any other document or agreement (or to any specified provision thereof) shall be construed as references to this Pledge, this Agreement, the Note Subscription Documents, that document or agreement (including for the purpose of the Secured Obligations and without prejudice to any restriction on amendments) as in force for the time being and as, from time to time, amended, modified, restated, novated, varied, extended or supplemented, which the Pledgor specifically agrees and acknowledges, in relation to any relevant document, may include, without limitation (i) any additional facilities and any increase in any amount made available thereunder and/or any alteration and/or addition to the purposes for which any such amount, or increased amount, may be used, (ii) any facilities provided in substitution or in addition to the facilities originally made available thereunder, (iii) any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing, and (iv) any combination of any of the foregoing in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties and (where any consents are, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment, extension or restatement being permitted) with the requisite consents.  Similarly, references in this Agreement to Secured Obligations will be deemed to include (y) such Secured Obligations as they may be so varied, amended, modified, novated, restated, extended or supplemented from time to time, and (z) any obligations and liabilities which are assumed by any successor to the Pledgor further to any merger, demerger, partial merger, contribution of assets or other corporate restructuring affecting the Pledgor, any assignment, novation, delegation, subrogation of obligations or liabilities, or otherwise.

2.	PLEDGE

2.1	Creation of pledge

a)
As security for the due performance of the Secured Obligations, the Pledgor hereby unconditionally and irrevocably grants to the Pledgee a first-ranking pledge (pand/gage en premier rang/pand in eerste rang) over all Pledged Assets it currently owns and all Pledged Assets it will acquire in the future, to the extent legally possible, as further set out herein. The Pledgee, where applicable in advance, hereby accepts such Pledge.

b)	The Pledge shall be governed by the Collateral Act.

c)
The Pledgor confirms that it has taken note of the content of the Note Subscription Documents and that it is aware of the scope of the Secured Obligations and the provisions relating to the payment thereof.

2.2	Undertaking to pledge

a)
To the extent not covered by Clause 2.1Error! Reference source not found. (Creation of Pledge) and permitted by applicable law, as security for the due performance of the Secured Obligations, the Pledgor undertakes to grant a first ranking pledge (pand in eerste rang/gage de premier rang) to the Pledgee over the Future Shares under the same terms and conditions as set out in this Agreement.

b)
Upon the acquisition of Future Shares by the Pledgor, the Pledgor shall forthwith (i) notify the Pledgee of the acquisition of the Future Shares, (ii) confirm that the Future Shares are pledged to the benefit of the Pledgee under this Agreement, and (iii) arrange for a similar notice as mentioned in Clause 3.1 (Recordation of Pledge) to be recorded on the folio of the relevant Pledgor in the share register of the Company and provide to the Pledgee forthwith upon such recording a copy of the relevant folio of the share register of the Company reflecting such recording.

c)	Upon the acquisition and pledge of Future Shares in accordance with this Agreement, any reference to Shares in this Agreement shall be deemed to include a reference to such Future Shares.

2.3	Form

The Shares are in registered form.  The Pledgor shall not, without the Pledgee's prior written consent, permit the conversion of the Shares into dematerialized shares.

3.	RECORDATION AND DECLARATION

3.1	Recordation of Pledge

a)
Simultaneously with the execution hereof, the Pledgor shall arrange for the following notice to be recorded and dated on the relevant folio in the share register of the Company and signed therein on behalf of the Pledgor and the Pledgee:

“En vertu d’une convention de gage sur actions (parts) (Share Pledge Agreement) en date du ___ ________ 2017 tous les parts de la Société ont été mis en gage au bénéfice de Leonite Capital LLCen conformité avec l’article 5 de la Loi du 15 décembre 2004 relative aux sûretés financières et portant des dispositions fiscales diverses en matière de conventions constitutives de sûreté réelle et de prêts portant sur des instruments financiers.”

(“Pursuant to a share pledge agreement (Share Pledge Agreement) dated _____, 2017, all the shares of the Company have been pledged to the benefit of Leonite Capital LLC in accordance with Article 5 of the Collateral Act.”)

b)
Forthwith upon (i) the recordation of the Pledge as referred to in the previous paragraph, the Pledgor shall deliver to the Pledgee a copy of the relevant folio of the share register of the Company reflecting such recordation, and (ii) the exercise of the Right to Purchase, the Pledgor shall deliver to the Pledgee a copy of the relevant folio of the share register reflecting the recordiation of the Pledge as referred to in the previous paragraph.

c)
The Pledgor and the Pledgee hereby appoint as their special attorneys each of (i) Pascal Faes, Marian Vanden Broeck, attorneys-at-law, and/or any other attorney-at-law (advocaat/avocat) at law firm Antaxius, and (ii) Pieter Meeus, Inez Vermeesch, Pieterjan Van Assche, Tom Geudens and any other attorney-at-law (advocaat/avocat) at law firm Lydian CVBA, , each with power to act individually and with power of substitution, for the purposes of recording the Pledge (including a pledge over any Future Shares) in the share register of the Company.

3.2	Declaration by the Company

The Pledgor shall procure (porte-fort/sterkmaking) that the Company shall immediately upon the execution hereof provide the Pledgee with the declaration in the form of Schedule 1 (Declaration by the Company) signed by the Company.

4.	SCOPE OF THE PLEDGE

4.1	Continuing security

a)
The Pledge shall constitute continuing security for the due performance of the Secured Obligations and shall remain in full force and effect until released in accordance with the provisions of Clause 11 (Discharge of Pledge) below.

b)
Without prejudice to Clause 11 (Discharge of Pledge), the Pledge shall not be discharged by virtue of the fact that the Pledgor does not currently owe the Pledgee any Secured Obligations. Nor shall the Pledge be discharged by any intermediate payment, satisfaction of any part of the Secured Obligations or any settlement of accounts.

c)
The Pledge shall not be discharged by the entry of any Secured Obligations into any current account (compte courant /rekening-courant), in which case the Pledge shall secure any provisional or final balance of such account up to the amount of Secured Obligations contained therein.

d)
The Pledgee may at any time, without discharging or in any way affecting the Pledge (i) grant the Pledgor additional time or any indulgence, (ii) agree to any moratorium of payments in respect of the Secured Obligations, (iii) amend the terms and conditions of the Secured Obligations in accordance with their terms, (iv) abstain from taking, perfecting or discharging any other security, and (v) abstain from exercising any right or recourse or from proving or claiming any debt and waive any right or recourse.

4.2	Rights additional

a)
All rights of the Pledgee under this Agreement are in addition to and without prejudice to any other rights vested in the Pledgee. The Pledge may be enforced by the Pledgee without prior recourse to any other security interest or remedy and is in addition to and shall not prejudice or otherwise affect any such security interest or remedy.

b)
The Pledgor waives any right it may have to first require the Pledgee to take action against or seek payment from any other party or enforce any other Encumbrance granted by such Pledgor or any other person before seeking to enforce the Pledge.

4.3	Preservation of security

In accordance with article 1278 of the Civil Code and without prejudice to the scope of the Secured Obligations, the Pledgor and the Pledgee agree that in the event of novation of all or any parts of the Secured Obligations or any party to this Agreement, the Note Subscription Documents or any other document or agreement pertaining thereto, the Pledge will be maintained automatically, without any further formality or consent, and will continue in full force and effect.

5.	ANCILLARY RIGHTS ATTACHED TO THE SHARES

5.1	Voting rights

a)
As long as no Enforcement Event has occurred which is continuing, the Pledgor shall retain and exercise its voting rights in respect of the Shares to the extent that the Pledgor in exercising those rights does not: (i) cause an Enforcement Event to occur, or (ii) materially prejudice the validity or enforceability of the Pledge.

b)	The Pledgor shall not without the prior written consent of the Pledgee vote in favor of:
(i)	the issuance, cancellation or transfer of any shares in the Company's capital by the Company or any reduction of any reserve of the Company;
(ii)	a resolution to transfer the authority of the general meeting to issue shares in the Company's capital or to grant rights to subscribe for shares in the Company's capital to any other corporate body;
(iii)	a resolution to amend the articles of association of the Company;
(iv)	a resolution to dissolve the Company or relating to the liquidation of the Company's business or disposal of all or a material part of the Company's assets;
(v)	a resolution which would adversely affect the validity and enforceability of the rights of Pledge;
(vi)	a resolution for any merger (fusie) or demerger (splitsing) in which the Company is involved; or
(vii)	a resolution for the granting of any security interest in, or encumbrance upon the Shares or any Future Shares.

c)
Without limiting the Pledgee's rights under Clause 8 (Enforcement), if an Enforcement Event has occurred and is continuing, the Pledgor (i) shall cast the votes attaching to the Shares in accordance with the Pledgee's instructions, which instructions the Pledgor shall timeously seek, and (ii) shall not, unless with the Pledgee’s prior consent, waive the right (whether statutory or in accordance with the Company's articles of association) to any notice period in respect of the convening of shareholders' meetings of the Company.

5.2	Cash and non-cash returns on the Shares

a)
As long as no Enforcement Event has occurred and is continuing, all dividends or any other cash return on the Shares (whether in the form of repayment of capital, or otherwise) shall be paid to the Pledgor.

b)
After the occurrence and continuance of an Enforcement Event, any dividend or any other cash return on the Shares (whether in the form of repayment of capital, or otherwise) shall be paid exclusively to the Pledgee, which shall apply the same towards the Secured Obligations.  If no Secured Obligations are due and payable, the Pledgee shall hold the amount in pledge as collateral for the Secured Obligations on an account bearing interest at a market rate applicable at such time for similar deposits. If the Pledgor nevertheless receives any dividends or any other cash return on the Shares, such Pledgor shall hold such dividend or other cash return on behalf of the Pledgee and shall transfer it immediately to the Pledgee.

c)
Any return on the Shares other than a cash return, irrespective of whether in the form of dividend shares, bonus shares, shares allocated on the occasion of a partial scission or otherwise, shall be delivered (to hold the same in pledge in accordance with the terms of this Agreement) exclusively to the Pledgee, or shall as the case may be give rise to the recording in the Company's share register of a notice as provided in Clause 3.1 (Recordation of Pledge) in the name of the Pledgee and shall be part of the Pledged Assets.

d)
The Pledge shall not in any way be affected by any stamping, regrouping, splitting or renewal of the Shares, or by any similar operation, and the securities resulting from any such operation shall be part of the Pledged Assets and subject to this Agreement and the Pledge created hereunder.

5.3	Subscription rights and contribution calls

a)
Unless expressly agreed otherwise by the Pledgee, the Pledgor shall exercise all subscription rights to which its Shares may be entitled.  The shares resulting from the exercise of any such right shall be held in pledge by the Pledgee as collateral for the Secured Obligations, shall be part of the Shares for the purposes of this Agreement, and shall be delivered to the Pledgee or shall as the case may be give rise to the recording in the Company's share register of a notice as provided in Clause 3.1 (Recordation of pledge) in the name of the Pledgee.

b)	The Pledgor shall forthwith pay up any contribution duly called in respect of the Shares.

6.	REPRESENTATIONS AND WARRANTIES

The Pledgor makes the following representations and warranties to the Pledgee and represents to the Pledgee that these representations and warranties are and shall remain true, correct and not misleading at all times, each time with reference to the facts and circumstances then existing, until full release of the Pledge in accordance with the provisions of Clause 11 (Discharge of the Pledge) below.

6.1	Representations and warranties relating to the Pledgor

a)	The Pledgor has satisfied itself that it is in its own interest to grant this Pledge for the due performance of the Secured Obligations.

b)
The assets of the Pledgor are not subject to any Encumbrance; nor has any authority been granted or commitment made to create the same (other than as set forth or permitted under the Note Subscription Documents).

6.2	Representations and warranties relating to the Shares

a)
The Pledgor has full right and title to its Shares and it has full power to dispose of and encumber those Shares.  Except as permitted under the Note Subscription Documents, there is no Encumbrance on any Pledged Assets other than the Pledge, nor has any authority been granted or commitment made to create the same.

b)
The share capital of the Company is represented entirely by the Shares and except for the Shares no other shares of the capital stock of the Company are outstanding and no options, warrants, securities or other rights for the purchase of share capital of the Company or for conversion or exchange into the share capital of the Company are outstanding. The Shares are validly issued. There are no profit shares or other shares which do not represent the capital of the Company in existence, nor any warrant, convertible bond or other right whatsoever to acquire shares in the Company.

c)
The Shares represent 100% of the issued share capital of the Company.  There is no cause for suspension of the voting rights attached to the Shares and there are no restrictions on the exercise of the voting rights attached thereto.

d)	The Shares are capable of being pledged hereunder without the consent of the Company or any third party.

e)
The Shares have not been acquired by the Pledgor, or by any earlier owner, as part of an acquisition of a business or of another set of assets falling under Article 442bis of the Income Tax Code 1992, Article 93undecies.B of the VAT Code or Article 16ter of the Royal Decree No. 38 of 27 July 1967 on the social status of self-employed persons.

f)	The Company has not declared any dividends in respect of the Shares that are still unpaid on the date hereof.

g)	No share certificates have been or will be issued in respect of the Shares.

6.3	Representations and warranties relating to the Pledge

a)	This Agreement creates a valid and first ranking pledge on the Pledged Assets.

b)	No filing, authorization, consent or approval other than as provided in Clause 3 (Recordation) is required to render the Pledge enforceable.

c)	The signor of this Agreement on behalf of Leonite Capital LLC is duly authorized to enter in to this Agreement on behalf of the Pledgee.

d)	There is no fact known to the Pledgor which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the Pledge.

7.	COVENANTS OF THE PLEDGOR

7.1	Affirmative covenants

a)
The Pledgor shall ensure that no executory seizure (saisie exécutoire / uitvoerend beslag) is made on any of the Pledged Assets and that any conservatory seizure (saisie conservatoire /  bewarend beslag) thereon is lifted within 60 Business Days of the date on which it was first made.

b)
The Pledgor shall notify the Pledgee of the occurrence of (i) any seizure or attachment on any of the Pledged Assets, or (ii) any event or circumstance which could adversely affect  the Pledge or the value of the Pledged Assets.

c)	At the Pledgee's first reasonable request, the Pledgor shall supply such information and copies of all documents relating to the Pledged Assets as the Pledgee may require.

7.2	Negative covenants

The Pledgor shall not, without the prior written consent of the Pledgee:

a)
create or permit any Encumbrance on any of the Pledged Assets or any part thereof (irrespective of whether said Encumbrance has priority over the Pledge), other than the Pledge and as permitted under the Note Subscription Documents;

b)	(agree to) sell, lend, transfer or otherwise dispose of any of the Pledged Assets;

c)	permit the conversion of the Shares into dematerialized shares;

d)	permit or perform any act liable to adversely affect the Pledge; or

e)	do anything or permit anything to be done which jeopardizes or could reasonably likely jeopardize the Pledge or the rights of the Pledgee under this Agreement.

8.	ENFORCEMENT

a)	Upon the occurrence of an Enforcement Event which is continuing, the Pledgee shall be entitled:

(i)	to enforce the Pledge in accordance with the laws and regulations applicable at such time of enforcement, and in particular:

A.	sell the Pledged Assets or any part thereof even without prior written notice or judgement in accordance with Article 8, §1 of the Collateral Act; or

B.	appropriate the Pledged Assets or any part thereof in accordance with Article 8, § 2 of the Collateral Act and the following provisions:

i.
The Pledgee shall notify the Pledgor and the Company of its intention to appropriate the Shares, and the transfer of the Shares resulting from the appropriation shall take effect on the date of such notice.  The Pledgor shall procure that, in such event, the transfer is recorded in the share register of the Company on the day on which the Pledgee notifies the Pledgor that it appropriates the Shares, and the Pledgor hereby grants a power of attorney to the Pledgee to record in the share register of the Company the transfer of ownership of the Shares or any part thereof to the Pledgee, as appropriated by the Pledgee in accordance with the provisions of Article 8§2 of the Collateral Act.

ii.
For the purposes of this Clause 8.a) B, the value of the Shares or any part thereof shall be the value as determined by an independent expert who must be a member of the Institut des Réviseurs d'Entreprises/Instituut der Bedrijfsrevisoren and a partner in an independent firm of accountants of good international repute and who has not acted for any of the Parties in any material capacity for a period of at least two years before the date of his appointment as expert (the "Expert"). Such Expert shall be appointed by the Parties or, if the Parties fail to agree on the identity of such Expert with five (5) Business Days after the request to appoint such Expert is made by the Pledgee, the Pledgee shall propose to the Pledgor at least three Experts, members of at least two different firms.  The Pledgor shall within five (5) Business Days of the proposal notify the Pledgee (i) that it accepts the proposal, or (ii) that it rejects some, but not all, of the proposed Experts.  The Pledgee shall then select the Expert among those who have not been validly rejected, and inform the Pledgor of the appointment made.

iii.
The Expert shall value the Shares in going concern as at the date of the notice under Clause 8 a) (i) B.i (unless the Expert reasonably determines that given the circumstances at the time of the valuation, that assumption is no longer appropriate) based on a multi-criteria approach consistent with best practices for business calculations (including discounted cash flow method, publicly traded comparables, asset valuation, EBIT or EBITDA multiples). The Pledgor shall procure that all necessary documents and data are promptly made available by the Company to the Expert. If the Company fails to make any documents or data promptly available to the Expert, the Expert may value the Shares on the basis of information publicly available or otherwise available to the Pledgee as at the date on which the Pledgee appropriates the Shares.

iv.	The valuation of the Shares determined by the Expert shall be final and binding on the Parties except in case of manifest error.

v.	Notwithstanding the foregoing, the Pledgor may at all times refrain from appropriating the Pledged Assets and proceed with the option set out under Clause 8 a)(i)A, above.

(ii)	to exercise all or any of its rights and remedies and may act generally in relation to the Pledged Assets in such manner as it shall reasonably determine,

but always in accordance with the terms of this Agreement, the terms of the Note Subscription Documents and applicable law.

b)
Unless otherwise provided for under any mandatory law, the exercise by the Pledgee of the rights set out in this Clause 8 (Enforcement) shall not be subject to any prior notice to, nor any authorizations from, the courts.

c)	The Pledgee shall not have any responsibility in connection with enforcement measures contemplated hereunder, except for its gross negligence or wilful misconduct.

9.	APPLICATION OF PROCEEDS

a)	All monies received under this Agreement by the Pledgee shall be applied towards performance of the Secured Obligations, subject to mandatory provisions of Belgian law.

b)	The Pledgor explicitly waives the benefit of articles 1253 and 1256 of the Belgian Civil Code.

10.	DISCLAIMER

a)
The Pledgee (including any attorney, agent or other person appointed by the Pledgee) shall not be liable for any costs, losses, claims, duties or expenses in connection with the exercise or non-exercise of any of its rights and powers under this Agreement, except for its gross negligence or willful misconduct.

b)
The Pledgor shall fully indemnify the Pledgee, its officers, directors and employees at first request, in respect of all reasonable costs, claims and losses incurred by the Pledgee (including any attorney, agent or other person appointed by the Pledgee) in connection with the exercise or non-exercise of any of its rights and powers under this Agreement, except for the gross negligence or willful misconduct of the Pledgee.

11.	DISCHARGE OF PLEDGE

11.1	Release

a)
Subject to Clause 11.2 (Retention of security), as soon as all Secured Obligations have been irrevocably and fully discharged and all facilities liable to give rise to Secured Obligations terminated and there is no possibility of any further Secured Obligations coming into existence, the Pledgee shall at the request and cost of the Pledgor and without undue delay release the Pledge.

11.2	Retention of security

Any release of the Pledge shall be null and void and without effect if any payment received by the Pledgee and applied towards satisfaction of all or part of the Secured Obligations (i) is avoided or declared invalid against creditors of the maker of such payment, or (ii) becomes repayable by the Pledgee or (iii) proves not to have been effectively received by the Pledgee and the Pledgee shall be entitled upon notice to the Pledgor to enforce the Pledge as if such discharge had not occurred.

12.	POWER OF ATTORNEY

12.1	Appointment

The Pledgor hereby irrevocably appoints the Pledgee, as its agent (with power of substitution) to act in its name and on its behalf for the purposes of:

a)	doing anything the Pledgor is obliged to do but has failed to do under this Agreement, following a period of five (5) Business Days after notification of the omission or negligence; and

b)
upon the occurrence and during the continuance of an Enforcement Event, exercising any rights conferred on the Pledgor in relation to the Pledged Assets under this Agreement, the Note Subscription Documents or any applicable law.

12.2	Ratification

The Pledgor agrees to ratify and confirm any actions taken by the Pledgee as its agent in the exercise or purported exercise of the power of attorney granted pursuant to Clause 12.1 (Appointment).

13.	EVIDENCE OF DEBT

A certificate signed by the Pledgee setting forth any amounts due by the Pledgor in respect of the Secured Obligations shall, in the absence of manifest error and until evidence to the contrary is produced, constitute evidence of the existence and amount of the Secured Obligations.

14.	WAIVER

In general, and to the extent applicable, the Pledgor waives the benefit of article 1285 of the Belgian Civil Code.

15.	MISCELLANEOUS PROVISIONS

15.1	Notices

All notices or other communications under or in connection with this Agreement shall be made in accordance with the Note Subscription Documents.

15.2	Costs and expenses

The Pledgee may charge all costs, losses, claims and expenses of whatever nature (including legal fees in accordance with the fee arrangements made between the Issuer and the Pledgee) incurred by it in connection with this Agreement. The Pledgor’s obligation of reimbursement shall form part of the Secured Obligations.

15.3	Delegation of authority

The Pledgee shall be entitled, at any time and as often as may be expedient, to delegate any or all of the power vested in it by this Agreement in such a manner, upon such terms and to such person(s) as the Pledgee sees fit.

15.4	No implied waiver

Nothing shall be construed as a waiver of the rights or powers of the Parties under this Agreement unless a document to this effect has been signed by the relevant Party or notice to that effect has been given. No failure or delay by any Party to exercise any right, power or remedy under this Agreement shall operate as a waiver of the same.

15.5	Severability

a)
Each provision of this Agreement is several and distinct from the others. If at any time one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

b)
In the event of any such illegality, invalidity or unenforceability, the Parties shall negotiate in good faith with a view to agreeing on a legal, valid and enforceable replacement provision which, to the extent practicable, is in accordance with the intent and purposes of this Agreement and in its economic effect comes as close as possible to the illegal, invalid or unenforceable provision.

15.6	Benefit of this Agreement

This Agreement shall be binding on, and inure to the benefit of, the Parties and their respective successors, transferees and assignees.

15.7	Assignment

a)	The Pledgor may not assign or transfer their rights and obligations under this Agreement, in whole or in part, without the prior written consent of the Pledgee.

b)	The Pledgee may assign or transfer its rights and obligations under this Agreement, in whole or in part.

15.8	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when signed shall be an original, but all counterparts shall together constitute one and the same original of this Agreement.

15.9	Governing law

This Agreement shall be governed by and construed in accordance with Belgian law.

15.10	Jurisdiction

a)
All disputes arising out of or in connection with this Agreement which the Parties are unable to settle amicably shall be submitted to the jurisdiction of the relevant Brussels courts (French division).

b)
Submission to the jurisdiction of the Brussels courts (French division), as referred to under paragraph a) above, shall not limit the Pledgee's right to initiate proceedings before any other court that may otherwise have jurisdiction.

15.11	Waiver of immunity

The Pledgor irrevocably and unconditionally:

a)	agrees not to claim immunity from proceedings brought by the Pledgee against it in relation to this Agreement and to ensure that no such claim is made on its behalf; and

b)	waives all rights of immunity in respect of it or its assets.

(signature page follows on next page)

Executed on August 18, 2017 in three (3) originals, each Party acknowledging receipt of one original.

This Agreement was executed outside Belgium.

Rosellini Scientific LLC as Pledgor

By:	/s/ Will Rosellini

Name:	Will Rosellini
Title:	CEO

Nexeon Medsystems Europe S.à.r.l. as Pledgor

By:	/s/ Will Rosellini

Name:	Will Rosellini
Title:	CEO

Leonite Capital LLC as Pledgee

By:	/s/ Avrohom Geller

Name:	Avrohom Geller
Title:	CIO

SCHEDULE 1.
 DECLARATION BY THE COMPANY

TO:          Leonite Capital LLC
1 Hillcrest Centre Drive, Suite 232
Spring Valley, New York 10977

Dear Sir/Madam,

Re : Share Pledge Agreement dated August 18, 2017

We refer to the share pledge agreement dated on or about the date of this declaration (the “Pledge Agreement”), between Rosellini Scientific LLC as pledgor and Leonite Capital LLC  as pledgee, in respect of 107,154  shares (the “Shares”) representing the entire issued share capital of Nexeon Medsystems Belgium SPRL, a private limited liability company (société privée à responsabilité limitée/besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium, having its registered office at Rue du Bois Saint-Jean, 15/1, 4102 Ougrée and registered with the Crossroads Bank for Enterprises under number 0525.673.682 (the “Company”).

We hereby declare, confirm and acknowledge as follows:

1.	Rosellini Scientific LLC is recorded in the share register of the Company as the holder of 100% of the Shares;

2.	we have not received notice of and there has been no transfer of the Shares by the Pledgor;

3.	we have not received notice of and are not aware of any pledge, attachment or other encumbrance on the Shares other than the Pledge created under the Pledge Agreement;

4.	we have full knowledge of the terms and conditions of the above-referenced Pledge Agreement.

Signed on ____ ___________ 2017

For Nexeon Medsystems Belgium SPRL:

Name:
Title: